UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Community First Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐

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June 15, 2004

Dear Stockholder:

We previously mailed to you proxy materials relating to our Annual Meeting of Shareholders to be held on June 30, 2004.

According to our latest records, we have not received your proxy vote.  Regardless of the number of shares you own, your vote is important.  If you haven’t previously voted, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope provided for your convenience or follow the instructions to vote electronically over the telephone or through the internet.

For the reasons set forth in the proxy statement dated May 21, 2004, your Board of Directors unanimously recommends that Community First stockholders vote the proposals identified in the proxy statement as follows:

•

“FOR” adoption of the agreement and plan of merger, dated as of March 15, 2004, among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, pursuant to which we will become a wholly owned subsidiary and shareholders will have the right to receive $32.25 in cash for each of your shares of common stock.

•	“FOR” election of eleven members of the board of directors to serve until the next annual meeting or the completion of the merger, whichever occurs earlier.
•	“FOR” ratification of the appointment of Ernst & Young LLP as independent public accountants.

A duplicate copy of the proxy statement can be obtained by contacting our proxy solicitor, D.F. King & Co., Inc. at (800) 269-6427.

If you have already received and voted your proxy, please disregard this letter.  We thank you for your interest in Community First and for taking the time to vote.

Sincerely,

Mark A. Anderson

President and Chief Executive Officer

0	COMMUNITY FIRST BANKSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS June 30, 2004 2:00 p.m. Le Meridien Minneapolis 601 First Avenue North Minneapolis, Minnesota 55403

Community First
Banking ■ Insurance ■ Investments ■ Wealth Management
520 Main Avenue, Fargo, North Dakota 58124-0001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 30, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Items 1, 2 and 3.

Only stockholders of record at the close of business on May 19, 2004 will be entitled to receive notice of and to vote at the meeting.

By signing the proxy, you revoke all prior proxies and appoint Mark A. Anderson and Ronald K. Strand, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

                                                                                                                                                COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE?TOLL FREE?1-800-560-1965?QUICK *** EASY *** IMMEDIATE

                •               Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 29, 2004.

                •               Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the Voice provides you.

VOTE BY INTERNET?www.eproxy.com/cfbx/?QUICK *** EASY *** IMMEDIATE

                •               Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 29, 2004.

                •               Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Community First Bankshares, Inc., c/o Shareowner Services,? P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

—Please detach here—

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Proposal One: To approve and adopt the agreement and plan of merger dated as of March 15, 2004 among BancWest Corporation, BW Newco, Inc. and Community First Bankshares, Inc.:

	☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal Two: Election of Directors	01	Mark A. Anderson	02	Patrick Delaney	9	Vote FOR all nominees
		03	John H. Flittie	04	Darrell G. Knudson

		05	Dawn R. Elm	06	Marilyn R. Seymann		(except as marked)

		07	Harvey L. Wollman	08	Thomas Gallagher	9	Vote WITHHELD From all nominees
		09	Rahn K. Porter	10	Lauris N. Molbert

		11	Karen M. Meyer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3.	Proposal Three: To ratify and approve the appointment of Ernst & Young LLP, as independent public accountants for the Company.

	☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

				Dated:

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Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.